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                                                                EXHIBIT 5







                                January 12, 1996




Helene Curtis Industries, Inc.
325 North Wells Street
Chicago, IL  60610

        Re:      Helene Curtis Industries, Inc. 350,000 Shares of
                 Common Stock, par value $.50 per share

        This opinion of counsel is provided in my capacity as General Counsel of Helene Curtis Industries, Inc. ("Helene Curtis"), a Delaware corporation.

        I refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Helene Curtis with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 350,000 shares of Common Stock, par value $.50 per share (the "Shares"), of Helene Curtis in connection with the All-Employee Stock Option Program (the "Plan").

        I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

        Based on the foregoing, I am of the opinion that:

   1. Helene Curtis is duly incorporated and validly existing under the laws of the State of Delaware.

   2. The Shares will be, as and when acquired in accordance with the terms and conditions of the Plan, legally issued, fully paid and nonassessable.

        The opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance and sale of the Shares.
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January 12, 1996
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        I hereby consent to the filing of this opinion as an Exhibit to the
Registration Statement and to all references to myself included in or made a part of the Registration Statement.


                                        Sincerely yours,




                                        Roy A. Wentz
                                        Vice President, Secretary and
                                          General Counsel